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                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and effective as of this 11th day of April, 2003, by and between SCORE ONE, INC., a Nevada corporation ("Score One"), and I.WORLD LIMITED, a British Virgin Islands corporation.

                                      RECITALS:

     WHEREAS, I.World is the principal shareholder of Score One, Advanced Technology Holdings Limited, a British Virgin Islands corporation ("Advanced Technology"), is a wholly-owned subsidiary of Score One, and Fu Cheong International Holdings Limited, a Hong Kong corporation ("Fu Cheong"), is a majority-owned subsidiary of Advanced Technology;

     WHEREAS, recent developments surrounding the listing of Fu Cheong's shares on the Hong Kong Stock Exchange and the resignation of its chairman, Ho Wing Cheong, have adversely affected Score One, Advanced Technology and Fu Cheong;

       WHEREAS, the Board of Directors of Score One, a publicly held corporation whose shares of common stock are quoted and traded from time to time in the United States, determined under all the facts and circumstances presented that it was in the best interests of the corporation and all of its shareholders to dispose of its interests in Advanced Technology and Fu Cheong;

       WHEREAS, I.World desires to acquire the interests of Score One in Advanced Technology and Fu Cheong in exchange for its interest in Score One; and

       WHEREAS, Score One desires to sell its interests in Advanced Technology and Fu Cheong to I.World in consideration of I.World's interest in Score One;

                                W I T N E S S E T H:

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be bound legally, hereby agree as follows:

    1   RECITALS.  The foregoing Recitals to this Agreement are incorporated in and made a part of this Agreement.

    2. PURCHASE AND SALE; CLOSING. On the basis of the representations, warranties and agreements contained herein and subject to and upon the terms and conditions hereof, at the closing, Score One will sell, transfer, convey, assign and deliver to I.World the shares of Advanced Technology and Fu Cheong owned and held by Score One and, as consideration thereof, I.World will sell, transfer, convey, assign and deliver to Score One the shares of Score One owned and held by I.World.

     The closing shall take place on a day and at a place agreed to by the parties hereto, but not later than the close of business on April 30, 2003

     At the closing, Score One shall deliver to I.World the originals and all copies of all materials related to the Company, including financial statements, except as provided herein; provided however that Score One and its auditors shall, upon reasonable advanced notice, which may be oral, have access to such materials as is reasonably necessary to Score One to prepare its financial statements and income tax returns.

     3. PURCHASE PRICE. In consideration of the sale, transfer, conveyance, assignment and delivery of the Advanced Technology and Fu Cheong shares by Score One to I.World, and in addition to I.World's assumption of liabilities related thereto, I.World will, in full payment thereof, sell, transfer, convey, assign to Score One all of the shares of Score One common stock its holds and owns, of record and beneficially.

     4. LIABILITIES. At the closing, I.World shall assume only those liabilities and obligations of Advanced Technology and Fu Cheong, as the case may be, to be performed after the closing, reflected or provided for in the financial statements or arising in the ordinary course of business after the date of the financial statements. All other liabilities and obligations of Advanced Technology and Fu Cheong, as the case may be, shall be retained or transferred to Score One and satisfied in due course.

     5. REPRESENTATIONS AND WARRANTIES. Score One represents and warrants as follows:

         5.01 ORGANIZATION AND STANDING; POWER AND AUTHORITY. Score One is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The corporation is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The corporation has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The corporation is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which either is a party or is subject, and is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. The corporation has obtained or can obtain without unreasonable expense in a reasonable period of time all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         5.02 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Score One and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of Score One, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, will not result in the breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, other agreement or instrument to which Score One is a party or by which it is bound, and will not violate or conflict with any provision of the by-laws or certificate of incorporation of Score One.

         5.03 LITIGATION. Except for the investigation in Hong Kong and the cooperation with the Securities and Exchange Commission. there is no claim, action, suit, arbitration or other legal or administrative proceeding, nor any order, decree or judgment pending or in effect, or to the best knowledge of Score One, in progress or threatened, against or relating to Score One, Advanced Technology or Fu Cheong, any of their officers or directors or the transactions contemplated by this Agreement which could have a materially adverse effect on Score One.

         5.04 NO BREACH OR DEFAULT. Score One is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract.

         5.05 CONSENTS. Score One is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter or by-law, or contract, commitment, lease, agreement, instrument or other restriction of any kind, that would prevent the consummation of this Agreement or any of the transactions contemplated hereby if the consent of any third party is not obtained, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or termination as a result of such consummation.

         5.06 ABSENCE OF VIOLATION. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, constitute a violation or default under, or result in a right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of either party's certificate of incorporation or any mortgage, deed of trust, lease, permit, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Score One is a party or by which it may be bound or affected.

    6. REPRESENTATIONS AND WARRANTIES OF I.WORLD. I.World represents and warrants to Score One as follows:

         6.01 ORGANIZATION AND STANDING; POWER AND AUTHORITY. I.World is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The corporation is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The corporation has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The corporation is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which either is a party or is subject, and is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. The corporation has obtained or can obtain without unreasonable expense in a reasonable period of time all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         6.02 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by I.World and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of I.World, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, will not result in the breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, other agreement or instrument to which I.World is a party or by which it is bound, and will not violate or conflict with any provision of the by-laws or certificate of incorporation of I.World.

         6.03 LITIGATION. Except for the investigation in Hong Kong and the cooperation with the Securities and Exchange Commission. there is no claim, action, suit, arbitration or other legal or administrative proceeding, nor any order, decree or judgment pending or in effect, or to the best knowledge of I.World, in progress or threatened, against or relating to I.World, any of its officers or directors or the transactions contemplated by this Agreement which could have a materially adverse effect on I.World.

         6.04 NO BREACH OR DEFAULT. I.World is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract.

         6.05 CONSENTS. I.World is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter or by-law, or contract, commitment, lease, agreement, instrument or other restriction of any kind, that would prevent the consummation of this Agreement or any of the transactions contemplated hereby if the consent of any third party is not obtained, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby,or that would result in any penalty, forfeiture or termination as a result of such consummation.

         6.06 ABSENCE OF VIOLATION. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, constitute a violation or default under, or result in a right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of either party's certificate of incorporation or any mortgage, deed of trust, lease, permit, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which I.World is a party or by which it may be bound or affected.



        6.03 CONSENTS. I.World is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter or by-law, or contract, commitment, lease, agreement, instrument or other restriction of any kind, that would prevent the consummation of this Agreement or any of the transactions contemplated hereby if the consent of any third party is not obtained, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or termination as a result of such consummation.

      7.   OTHER COVENANTS AND AGREEMENTS.

         7 .01 INDEMNIFICATION BY SCORE ONE. Upon the terms and subject to the conditions set forth herein, Score One agrees to indemnify and hold I.World harmless against, and will reimburse I.World on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against I.World at any time after closing in respect of:

             (a) any and all liabilities or obligations of Score One, Advanced Technology or Fu Cheong of any nature (whether accrued, absolute, contingent or otherwise and whether a contractual, tax or other type of liability, obligation or claim) not assumed by I.World pursuant to this Agreement; and

             (b) any and all damage or deficiency resulting from any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Score One contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to I. World pursuant to this Agreement.

         7.02 INDEMNIFICATION BY I.WORLD. Upon the terms and subject to the conditions set forth herein, I.World agrees to indemnify and hold Score One harmless against, and will reimburse Score One on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against Score One at any time after closing in respect of :

 (a) any omission, misrepresentation, breach of warranty, failure to perform or discharge any of the assumed obligations and liabilities herein, or nonfulfillment of any term, provision, covenant or agreement on the part of I.World contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Score One pursuant to this Agreement; and

 (b) any and all damage or deficiency resulting from any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Score One contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Score One pursuant to this Agreement.

         7.03 CONDITIONS OF INDEMNIFICATION. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is indemnified (the "Indemnified Party") by the other party (the "Indemnifying Party") under Section
7.01 or 7.02 hereof:

              (a) Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"), promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if know, together with copies of any such written documents.

              (b) The Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any Claim if (i) the Indemnified Party fails to give the notice with respect thereto in accordance with Section 7.03 hereof, or (ii) the notice with respect thereto is not given on or before the first anniversary of the Closing Date.

              (c) If the Claim involves a Third Party Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify, the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 7.01 or 7.02 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the reasonable costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Score One and I.World shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution and the Indemnified Party shall not settle or compromise such Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      8. DELIVERY BY SCORE ONE AT CLOSING. At or before closing, Score One shall deliver to I.World:(i) the Advanced Technology and Fu Cheong shares, without liens or encumbrances, duly endorsed for transfer, and other records, documents and instruments, in form sufficient to transfer and convey to I.World title to such shares, (ii) all books, records, plans, operating reports, studies, files, client information and all other materials in Score One's possession or control which are reasonably related to Advanced Technology and Fu Cheong, and (iii) any additional documents reasonably necessary to close the transactions contemplated herein. Score One may retain copies of books and records as reasonably necessary to Score One and to determine or respond to existing or ongoing obligations of Score One, including Score One's liability for federal, local, foreign or other tax obligations. Score One shall provide a list in writing of such books and records to I.World.

      9. DELIVER BY I.WORLD AT CLOSING. At or before closing, I.World shall deliver to Score One:(i)the Score One shares, without liens or encumbrances, duly endorsed for transfer, and other records, documents and instruments, in form sufficient to transfer and convey to Score One title to such shares,and
(ii) any additional documents reasonably necessary to close the transactions
contemplated herein.              (

      10. FURTHER DOCUMENTS OR ASSURANCES. At any time and from time to time after closing, at either party's request and without additional cost or consideration, the parties will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and shall take such action as the other party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the other party the Advanced Technology and Fu Cheong shares or the Score One shares, as the case may be, and to confirm the other party's title to such shares and to assist the other party in exercising all rights with respect thereto.

      11. SURVIVAL OF SCORE ONE'S AND I.WORLD REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the parties in this Agreement or pursuant hereto shall survive closing and shall not be deemed waived by any investigation, audit, appraisal or inspection at any time made by or on behalf of either party.

      12.  BROKERS; EXPENSES.

            The parties represent to each other that neither has engaged, or incurred any unpaid liability for any brokerage fees, finder's fees, commissions or similar payment to any broker, finder or agent in connection with the transactions contemplated by this Agreement. Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

      13.  MISCELLANEOUS.

         13.01 NOTICES. All notices, demands, requests or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered or transmitted by telegram, telex or facsimile transmission addressed as follows:

    If to Score One:          Score One, Inc.
                              Unit 2, 34th Floor, Cable TV Tower
                              9 Hoi Shing Road
                              Tsuen Wan, NT
                              Hong Kong
                              Attention: Ho Wing Hung
                              Fax: +852-2406-8896

    If to I.World:            I.World Limited
                              Unit 2, 34th Floor, Cable TV Tower
                              9 Hoi Shing Road
                              Tsuen Wan, NT
                              Hong Kong
                              Fax: Ho Wing Cheong
                              Fax: +852-2406-8896

or such other address as the addressee may indicate by written notice to the other party.

         13.02. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of Nevada, excluding the choice of law rules thereof.

         13.03. HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         13.04. CONSTRUCTION. The singular shall include the plural; masculine shall include the feminine.

         13.05 SEVERABILITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

         13.06 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement the documents referred to herein contain the final and entire agreement between the parties hereto with respect to the purchase and sale of shares described herein and are intended to be an integration of all prior negotiations and understandings. The parties hereto shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

         13.07 SIGNATURE IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. This Agreement may be executed by facsimile signatures.

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    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be duly executed and delivered on its behalf, as of the date and year first above written.


ATTEST          SCORE ONE, INC.


/s/                                          /s/
______________________                    By __________________________
Name:                                     Name: Ho Wing Hung
Title:                                    Title: Director




ATTEST:     I.WORLD LIMITED



/s/                                             /s/
______________________                    By _________________________
Name:                                         Name: Ho Wing Cheong
Title:                                        Title: Director





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